SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 30, 2004


                        General DataComm Industries, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                       1-8086                  06-0853856
----------------------------          -----------           -------------------
(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)          Identification No.)


             6 Rubber Avenue, Naugatuck CT                  06770
        ----------------------------------------          ----------
        (Address of Principal Executive Offices)          (Zip Code)


        Registrant's telephone number, including area code (203)-729-0271
                                                           --------------


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On June 30, 2004, pursuant to authorization by the Board of Directors and amendment to the loan agreement with the Corporation's senior lenders, the Corporation borrowed $250,000 from Howard S. Modlin, Chairman of the Board, for replacement of senior indebtedness being repaid with the $250,000 proceeds. The loan is for two years payable on June 29, 2006 and bears interest at the rate of 10% per annum from June 30, 2004 payable monthly commencing October 31, 2004. The note is convertible into Common Stock at a conversion price of $.42 per share and together with previous loans aggregating $600,000 made on December 30, 2003 and $250,000 made on March 1, 2004 and April 1, 2004 by Mr. Modlin and John
L. Segall, a Director, or an aggregate of $1,350,000 in loans by Messrs. Modlin and Segall, is secured by all of the assets of the Corporation behind the first lien of the Corporation's senior lenders. Any shares issued on conversion will not be registered and must be held for investment without a view to distribution.

Item 7.  Exhibits

         4.1  $250,000 Negotiable Promissory Note-Modlin
         10.1 Third Amendment to Additional Senior Security Agreement
         10.2 Fourth Amendment to Loan Agreement





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        General DataComm Industries, Inc.
                                               (Registrant)

                                        By: /s/ WILLIAM G. HENRY
                                            ------------------------------------
                                            William G. Henry
                                            Vice President and Principal
                                               Financial Officer

July 2, 2004